Lisa Proch Talcott Resolution Law Group 1 Griffin Road North Windsor, CT 06095-1512 Tel. 1-860-791-0286 lisa.proch@talcottresolution.com

April 29, 2021

Board of Directors
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095-1512

Re:    Talcott Resolution Life and Annuity Insurance Company
Talcott Resolution Life and Annuity Insurance Company Separate Account VL II
File No. 333-148815

Dear Sir/Madam:

I have acted as General Counsel to Talcott Resolution Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Talcott Resolution Life and Annuity Insurance Company Separate Account VL II (the "Account") in connection with the registration of an indefinite amount of securities in the form of flexible premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form N-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Lisa M. Proch

Lisa M. Proch
Senior Vice President, General Counsel
and Chief Compliance Officer